Exhibit 99.1

YZi Labs and CEA Industries Reach Cooperation Agreement

to Strengthen BNC Governance

YZi Labs to End Consent Solicitation Following Governance and Leadership Agreement

Board Appoints Ella Zhang, Alex Odagiu, Matthew Roszak, bringing additional Digital Asset Industry Expertise and BNB Ecosystem Insight to Support Long-Term Stockholder Value

Company to Form CEO Search Committee and Appoints YZi Labs Partner Alex Odagiu as Interim President

LOUISVILLE, CO - June 23, 2026 — CEA Industries Inc. (Nasdaq: BNC) (“BNC” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB, and YZILabs Management Ltd. (“YZi Labs”) today announced that they have entered into a cooperation agreement dated June 23, 2026.

Highlights of the cooperation agreement include:

- Board Composition: The Board has appointed Ella Zhang, Alex Odagiu and Matthew Roszak as directors of the Company effectively immediately. The new directors have joined BNC’s existing Board members, Carly E. Howard, Annemarie Tierney and Glenn Tyranski. BNC and YZi Labs will jointly search for an additional independent director with extensive digital assets, capital markets and public company governance experience.

- CEO Search and Interim President: The Board will form a Chief Executive Officer Search Committee, with a focus on candidates with significant public company and digital asset experience. Alex Odagiu will join the BNC executive team as Interim President, reporting directly to the Board, until at least the appointment of the new Chief Executive Officer. As previously announced, David Namdar will continue to serve in his role as Chief Executive Officer during this transition period.

- Termination of Proxy Contest: YZi Labs has agreed to terminate its consent solicitation, and withdraw related books and records demands and record date requests. YZi Labs has also agreed to adhere to other long-term customary voting commitments and standstill provisions.

“Today’s agreement between the Board and YZi Labs reflects the kind of constructive, forward-looking collaboration that creates real value for BNC and its stockholders,” said Carly E. Howard, Chair of the Board of CEA Industries. “Ella, Alex and Matt bring deep, directly relevant experience across the BNB ecosystem, digital asset investing, venture building and institutional capital markets, and we look forward to working with them and YZi Labs to support long-term stockholder value.”

“The next generation of digital asset treasury companies will not be defined only by what they hold, but by how thoughtfully they govern, allocate and build around those assets,” said Ella Zhang, Managing Partner and Head of YZi Labs. “BNB is compelling because its value is tied to utility: it powers transaction fees, network participation, applications, liquidity and economic activity across one of the world’s most active blockchain ecosystems. For BNC, the opportunity is to translate that exposure into an institutional platform with transparency, discipline and long-term alignment. That is the work we are excited to help advance with BNC’s Board.”

Incoming Interim President Alex Odagiu remarked, “Joining BNC at this critical time for the future of the Company and the BNB Chain is a welcome opportunity. BNB Chain sits at the center of a rapidly expanding digital economy spanning decentralized finance, payments, stablecoins, tokenized assets, AI-native applications and agentic finance, and BNC can serve as a public-market vehicle for disciplined, transparent exposure to that ecosystem.”

BNC’s Board of Directors and YZi Labs believe that a reconstituted and expanded Board, a long-term commitment from our largest shareholder and founder of the BNB Chain, and a transparent structure for selecting long-term executive leadership, positions the Company to better execute against that vision and build a differentiated platform at the intersection of public capital markets and the future of finance.

The full cooperation agreement will be filed with the SEC as an exhibit to the Company’s Form 8-K and to YZi Labs’ Schedule 13D amendment.

About the New Directors

Ella Zhang brings venture-building, digital asset investing and global technology leadership experience to the Board. She is Managing Partner and Head of YZi Labs and was the founding head of Binance Labs. A Stanford GSB graduate and former Kleiner Perkins investor, Ms. Zhang has also held leadership roles at Google and Tencent and has firsthand founder experience building AI-enabled companies. Her background combines Silicon Valley venture discipline, Asia market insight and operating experience across emerging technology sectors.

Alex Odagiu brings BNB ecosystem, digital asset investing and institutional finance experience to the Board. As an Investment Partner at YZi Labs, he helps lead token, equity and strategic investments and has worked closely with founders across the BNB Chain ecosystem, including through the Most Valuable Builder accelerator program. Earlier in his career, Mr. Odagiu worked in investment banking at Goldman Sachs International. He holds an M.A. (Hons) in Economics and Mathematics from the University of St Andrews.

Matthew Roszak brings decades of blockchain infrastructure, venture investing and digital asset policy experience to the Board. He is Co-Founder and Chairman of Bloq, and Founding Partner of Tally Capital, which has backed leading blockchain and digital asset companies. He also serves as Chairman of the Advisory Board of The Digital Chamber. Mr. Roszak’s experience spans blockchain infrastructure, institutional adoption, digital asset policy, governance and early-stage Web3 company building.

Annual Stockholder Meeting

CEA Industries’ 2026 Annual Stockholder Meeting will be held on July 22, 2026. Stockholders of record as of the close of business on the record date established by the Board of Directors will be entitled to receive notice of and vote at the Annual Meeting.

Additional information regarding the Annual Meeting, including the matters to be considered and voting procedures, will be provided in the Company’s proxy materials to be filed with the U.S. Securities and Exchange Commission.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

About YZi Labs

YZILabs Management Ltd. is a global investment firm managing over $10 billion in assets, investing across Web3, AI, and biotech. YZi Labs is committed to strategic, transparent, and high-governance participation in the digital asset ecosystem — advancing best-in-class oversight, operational integrity, and long-term shareholder alignment in all investment partnerships.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, including BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release are qualified in their entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com

YZi Labs Media Contact:

media@yzilabs.com